Barnett Shale Project
                    Cooke, Montague, and Wise Counties, Texas


         This Agreement ("Agreement") is entered by and between EBS Oil and Gas Partners Production Company, L.P., a Texas limited partnership, whose address is 3131 Turtle Creek, Suite 1210, Dallas, Texas 75219, hereinafter sometimes referred to as "EBS," and Westside Energy Corp., whose address is 4400 Post Oak Parkway, Suite 2530, Houston, Texas 77027, hereinafter referred to as "Westside."

Article 1)
                            Introduction; Definitions

1.1.     This Agreement is based upon the following matters:

1.1.1. EBS has heretofore acquired various oil and gas leases covering lands located in Cooke, Montague, and Wise Counties, Texas, and EBS has been engaged in the drilling and completion of wells on such leases for production from the Barnett Shale formation.

1.1.2. EBS desires to acquire additional leases in such area for exploration and production from the Barnett Shale formation, such additional leases to be acquired by EBS or the Acquisition Parties.

1.1.3. Westside desires (i) to acquire an overriding royalty interest, or carried working interest, as the case may be, in future leases acquired by EBS, whether acquired in its own name or in the name of an Acquisition Party on behalf of EBS, by providing the Lease Bank Funds to EBS under this Agreement, and (ii) to have an option to acquire up to an undivided twenty-five percent (i.e., 25%) of the leasehold interest in and to such future leases, and (iii) to participate in the drilling of the initial test well on each of such future leases, and
         (iv) to have the opportunity to participate in other subsequent wells drilled on the future leases, all in the manner and as further provided in this agreement.

1.2. For purposes of this Agreement, the following terms shall have the following meanings:

1.2.1. "prospect area" shall mean and refer to the following lands located in the State of Texas: the west one-half of Cooke County, the south one-half of Montague County, and the north one-fourth of Wise County, Texas.

1.2.2. "Lease" in the singular, and "Leases" in the plural shall mean and refer to oil and gas leases covering lands in the prospect area which are acquired by EBS or an Acquisition Party from and after the date of this Agreement by use of the Lease Bank Funds. "Lease" and "Leases" do not include any leases covering lands in the prospect area acquired by the parties prior to this Agreement.



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1.2.3.   "Lease Bank Funds" shall mean and refer to the funds provided by
         Westside, pursuant to Article 2 below, to cover the Land Costs incurred by EBS in the acquisition of the Leases in an aggregate maximum amount outstanding at any one time not to exceed One Million Dollars ($1,000,000).

1.2.4. "Lease Tract" shall mean and refer to a single Lease and the leasehold premises covered by such Lease, or, in the event multiple Leases cover a common leased premises, then such term shall refer to the multiple Leases and the common leased premises covered by such Leases.

1.2.5. "Land Costs," for each and every Lease, shall mean (i) all actual costs paid by EBS as the purchase price for the particular lease (e.g. the bonus payment to the landowners if EBS is the original lessee of the Lease) plus (ii) an additional sum, being $25.00 per acre for each Net Mineral Acre covered by a particular Lease. The $25.00 per acre is a sum, agreed to by the parties, as a reasonable estimate of both direct and indirect costs incurred by EBS in the acquisition of Leases (the direct and indirect costs would include, but not necessarily be limited to, bank fees, landman fees, employee landmen fees, legal fees, and miscellaneous expense such as travel costs, meals, copy costs, recording fees, etc.). It is understood that the determination of the net mineral acres covered by a Lease will not be made by survey on the ground, but rather on other available information, such as, by way of example, (i) the acreage calls contained in the description of the leasehold premises of the Leases, (ii) the landman reports covering the Leases, (iii) the acreage calls for which the lease bonuses were paid to the lessors,
         (iv) generally available land plats, and/or (v) tax records from the local taxing authorities.

1.2.6. The term "drilling operations" shall mean and refer to (i) drilling of a well on any of the Leases to the Test Depth, (ii) conducting such tests to the point of setting casing as the Operator shall deem appropriate, and (iii) the plugging and abandoning of the well if no completion attempt is made.

1.2.7. "Drilling Costs" shall mean and refer to the costs and expenses of conducting the drilling operations for a particular well, as such costs and expenses are determined under the Operating Agreement.

1.2.8. The term "completion operations" shall mean and refer to (i) completing and testing a well, and (ii) conducting the initial frac on the well, with a fracing procedure designed and approved by the Operator, and
         (iii) if any such completion attempt is successful, of equipping such well for production through the tanks, in the event of an oil well, and production into the pipeline, in the event of a gas well, or, if any such completion attempt is unsuccessful, the plugging and abandoning of the well and costs of restoring the surface.

1.2.9. "Completion Costs" shall mean and refer to the costs and expense of conducting the completion operations for a particular well, as such costs and expense are determined under the Operating Agreement.



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1.2.10.  "Carried Working Interest" shall mean and refer to an undivided leasehold interest in a Lease Tract which shall be free of Drilling Costs and Completion Costs for all wells drilled and completed on such Lease Tract for production from the Barnett Shale formation.

1.2.11. "Proration Unit" shall mean and refer to the lands allocated to a well by EBS for a regular location under the Railroad Commission Rules of the State of Texas. For vertical wells drilled to test the Barnett Shale Formation not less than 40 acres of land shall be allocated to such wells. The location and boundaries of the proration units are in the sole and absolute discretion of EBS. EBS may delegate such discretion to the Operator. The "Proration Unit" for a particular well may comprise all or part of a pooled unit created under the pooling authority of the applicable leases, which pools and combines the particular leases and lands for production from the particular well.

1.2.12. "Operating Agreement" shall mean and refer to that certain Operating Agreement, covering the Leases, which shall be executed by EBS, Westside, and Operator, on or about the date of this Agreement.

1.2.13. "Operator" shall mean and refer to EBS Oil and Gas Partners Operating Company, L.P., and any successor operator under the Operating Agreement.

1.2.14. "Test Well" in the singular, and "Test Wells" in the plural, shall mean and refer to the initial well drilled on a Lease Tract.

1.2.15. "Test Depth," unless the parties should agree in writing otherwise, shall mean and refer to the depth of a particular well which the Operator shall determine, based upon the facts and circumstances of such well, to be sufficient to test the Barnett Shale Formation.

1.2.16. "Development Well" in the singular and "Development Wells" in the plural shall mean and refer to any wells drilled on any Lease Tract subsequent to the Test Well drilled on the particular Lease Tract.

1.2.17. "Acquisition Parties" shall mean those Persons that are taking leases on behalf of EBS and subject to the Master Land Services Agreement.

1.2.18. "Person(s)" shall mean an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, joint stock company or other similar organization, government or any political subdivision thereof, a court, or any other legal entity, whether acting in an individual, fiduciary or other capacity.

1.2.19. "Net Mineral Acre" shall mean the sum of (x) the gross acreage covered by a Lease multiplied by (y) the percentage of the mineral interests in the gross acreage owned by the lessor(s) under such Lease.

1.2.20. "Master Land Services Agreement" means that certain AAPL Master Land Services Agreement entered into by EBS, Westside and certain other Persons who acquire Leases.

Article 2)
                                Lease Bank Funds

2.1. Subject to the terms of this Agreement, Westside agrees to make available to EBS, on a revolving basis, funds of up to a maximum sum of One Million Dollars ($1,000,000), to cover the Land Costs for the Leases ("Lease Bank Funds").



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2.2. Any Lease Bank Funds which Westside elects to advance to EBS shall be advanced to a separate account established for the deposit and handling of the Lease Bank Funds at Plains Capital Bank, whose principal office is 2911 Turtle Creek Boulevard, Suite 1300, Dallas, Texas 75219. EBS shall have the right in its discretion to transfer the account to another banking institution; provided EBS (i) continues to maintain such account as a separate account and (ii) provides Westside prompt notice of any such change. Such account shall be referred to herein as the Lease Bank Account.

2.3. >From time to time hereafter EBS may make a draw request of Lease Bank Funds advanced by Westside into the Lease Bank Account. EBS may request that Westside advance Lease Bank Funds from time to time by submitting a written draw request to Westside. Any such draw request shall be accompanied with (i) a Lease report and copy of the executable applicable lease, which form of the Lease reports attached hereto as Exhibit C, (ii) a summary of the amount of Land Costs paid or payable to the lessor or assignor under the applicable Lease, (iii) a summary of the Net Mineral Acres covered by the Lease and (iv) a copy of any title opinions or reports covering such Leases. Within forty-eight hours of each draw request, subject to Westside's election to advance the requested Lease Bank Funds, Westside shall transfer the amount of the draw request by wire transfer into the Lease Bank Account. During such forty-eight-hour period, Westside may
(i) refuse to pay the Land Costs applicable to the submitted Leases and notify EBS of deficiencies in the Lease or Leases that were presented to Westside; or
(ii) refuse to reimburse the Land Costs and by written instrument relinquish all rights to the Lease. In the event that Land Costs are not paid because Westside has asserted deficiencies in the Lease or Leases, EBS may elect to submit such Lease or Leases to Westside after satisfaction of the Lease deficiencies specified by Westside. Failure of Westside to respond during any such forty-eight-hour period, shall be deemed a rejection by Westside to provide the applicable Lease Bank Funds. At no time will advanced Lease Bank Funds exceed $1,000,000.

2.4. All Lease Bank Funds shall be utilized by EBS to pay Land Costs for the Leases. Subject to Westside's election to fund the applicable Land Costs and upon the acquisition of a particular Lease, EBS (i) may pay direct from the Land Bank Account any or all of the Land Costs for the particular Lease directly to the third parties in connection with such Lease, and (ii) shall transfer to itself from the Land Bank Account any of the Land Costs for the particular Lease which remain, after taking into account the direct payments to any third parties from the Land Bank Account for any such Lease.

2.5. It is the intention of EBS to attempt to sell to third parties an undivided interest in the Leases as to each Lease Tract. With a sale of an undivided interest in a Lease Tract to a third party, it is the intention of EBS to secure from the third party a commitment to participate in the drilling of the Test Well on the particular Lease Tract. At such time that EBS has secured the sale proceeds from all third parties to whom it is selling an interest in a Lease Tract, but in no event later than thirty (30) days before the commencement of actual drilling of the Test Well on the particular Lease Tract, EBS shall transfer into the Lease Bank Account such sales proceeds which shall constitute repaid Land Costs for the particular Lease or Leases which comprise the particular Lease Tract.

2.6. For each Lease, EBS shall maintain a record of all Land Costs paid from, or transferred out of, the Lease Bank Account, and the Land Costs transferred back into the Lease Bank Account. No later than the last day of each month EBS shall deliver, with regard to the immediately preceding month, to Westside a copy of
(i) the bank statement for the Lease Bank Account from the banking institution in which such account is established, and (ii) EBS's records of Land Costs transferred into, and out of, such account.

2.7. The Lease Bank Fund shall continue for a period of eighteen months from the date of this Agreement, and shall continue month to month thereafter until terminated by either party hereto. Termination shall be the first day of the month following thirty days following the delivery of written notice electing termination by one party to the other party. Upon the termination of the Lease Bank Fund, all funds then remaining in the Lease Bank Account shall be transferred by EBS to Westside. Thereafter, from time to time, when EBS would otherwise have transferred back into the Lease Fund Account the Land Costs for a particular Lease Tract, pursuant to Section 2.5 above, EBS shall transfer such Land Costs to Westside.

2.8. In the event that Lease Bank Funds advanced by Westside have not been repaid by EBS, on or before the termination date described in Section 2.7 hereof, Westside's sole remedy shall be to take title to the Leases held by EBS or any Acquisition Party for which there have not been a full repayment of the Land Costs, unless EBS shall have purchased such leases from the lease bank neither EBS nor any Acquisition party shall have any further rights or claims to any interests in such Leases after the termination date. EBS shall, and shall, if necessary, cause any Acquisition Party to, execute any documents necessary to ensure any record title not in Westside's name to be assigned to Westside, should EBS not purchase said leases.

2.9. Until the termination of the Lease Bank Fund, so long as there are funds available in the Lease Bank Fund to cover the Land Costs for a particular Lease, then EBS shall acquire such Lease utilizing the funds from the Lease Bank Fund. If from time to time EBS has the opportunity to acquire oil and gas leases in the prospect area, and there are no funds in the Lease Bank Fund at the time of the particular lease acquisition, of if from time to time Westside has rejected the purchase of particular leases with Lease Bank Funds, EBS may acquire such leases with its own funds, or funds from other sources, and such oil and gas leases, so acquired, shall not be Leases under this Agreement. In a lease is so acquired which is not covered by this Agreement, then any further leases acquired by EBS on the leased premises of such lease shall not covered by this Agreement, and the funds for such leases shall not be from the Lease Bank Funds. In the event any such leases that do not constitute Leases under this Agreement are adjacent to any Lease Tract, such leases shall be operated in strict accordance with the rules and regulations of the Railroad Commission of Texas, without exception to spacing or density rules.

Article 3)
              Overriding Royalty Interest/Carried Working Interest

3.1. It is the intention of the parties that the minimum net revenue threshold to the leasehold interest owners of each and every Lease, after taking into account the overriding royalty interest to Westside, shall not be less than 78% of the oil, gas and minerals produced under and by virtue of each Lease. In consideration of Westside providing the Lease Bank Funds, Westside shall be entitled to an overriding royalty interest in each Lease equal to three percent (3%) of 8/8ths of the oil, gas and minerals produced under and by virtue of the particular Lease. If the royalty reserved by the landowner in a particular Lease is 1/5th or greater (i.e. 20% or greater), then the overriding royalty to which Westside will be entitled in the Lease shall be two percent (2%) of 8/8ths. In such case, Westside will also be entitled to a Carried Working Interest in the particular Lease equal to an undivided two percent (2%) of 8/8ths of the leasehold interest in and to the Lease, proportionately reduced to bear all royalty burdens of record. Notwithstanding the foregoing, in the event EBS desires to acquire a lease with lease burdens greater than 20% using Lease Bank Funds, EBS and Westside shall endeavor to negotiate a separate arrangement between the parties. If EBS and Westside are unable to negotiate a separate arrangement, and, provided Westside has been offered the opportunity of receiving, as Carried Working Interest, two times the excess of (i) the 3% overriding royalty interest provided in this Agreement, over (ii) the 78% net revenue threshold to the working interest owners, EBS may purchase the proposed lease with its own funds, or other funds, and such lease will not be a Lease covered by this Agreement. The overriding royalty interest to which Westside is entitled in a Lease shall be assigned to Westside by EBS, using the form of assignment attached hereto as Exhibit A, which assignment shall be delivered to Westside within thirty days of the recording of the particular Lease in the county records of the applicable county. The Carried Working Interest to which Westside is entitled in a Lease shall be assigned to Westside by EBS, using the form of assignment attached hereto as Exhibit B, which assignment shall be delivered to Westside within thirty days of the recording of the particular Lease in the county records of the applicable county.



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Article 4)
                             Leasehold Acquisition;
                                   Test Wells

4.1. Until terminated pursuant to the terms herein, Westside shall have an option, on a Lease Tract by Lease Tract basis, to acquire an undivided share of the leasehold interest in and to each Lease Tract on the following terms:

4.1.1. The undivided share shall be an amount selected by Westside; provided, however, without the express consent of EBS, such undivided share shall not be greater than an undivided twenty-five percent (i.e., 25%) of the leasehold interest in and to the particular Lease Tract. The purchase price for the undivided share of the Lease Tract which Westside shall elect to purchase shall be a sum of money determined as follows: the undivided share of the leasehold interest being acquired by Westside, times the Land Costs for the Leases covering the particular Lease Tract. By way of example, if Westside acquires an undivided 25% of the leasehold interest in a Lease Tract, and the Land Costs for the Lease Tract is $100,000, then Westside's purchase price would be 25% times $100,000, or $25,000.00.

4.1.2. The leasehold interest in the Lease Tract acquired by Westside shall bear its proportionate part of the royalty reserved by the landowners, and shall bear its proportionate part of any overriding royalty interest or other burdens to which the Leases were subject when acquired by EBS. No overriding royalty interests shall be reserved by EBS from and out of the interest in the Leases acquired by Westside.

4.1.3. EBS shall acquire the Leases upon its belief, based upon landman reports, and other title information, that the Leases shall collectively cover all of the mineral estate in and to the leasehold premises of the Leases, and that a reasonably prudent operator would conduct drilling operations on the Leases. Notwithstanding such information and belief, EBS makes no representations or warranty, express or implied, of title to the Leases. Prior to the commencement of drilling operations for the Test Well on a Lease Tract, Operator shall acquire an opinion of title from and attorney licensed to practice law, which opinion of title shall cover lands which comprise at the minimum the proration unit for the particular well. A copy of such title opinion shall be delivered to Westside at its request. In the event of any losses of title, such losses shall be joint losses, in the manner set forth in the Operating Agreement.



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4.2.              For each Lease Tract in which Westside agrees to acquire an undivided leasehold interest, Westside shall participate in the drilling operations of the Test Well drilled on such Lease Tract by paying, as its share of the Drilling Costs for such well, the following, all subject to the proper submission of an AEF pursuant to the Operating Agreement:

4.2.1. Westside's share of the Drilling Costs for each Test Well shall be determined by multiplying the Drilling Costs for the particular well, times the undivided leasehold interest acquired by Westside in the particular Lease (or Leases, as the case may be) times 1.3333.

4.2.2. Westside's share of the Completion Costs shall be determined by multiplying the Completion Costs times the undivided leasehold interest acquired by Westside in the particular Lease Tract, all subject to the proper submission of an AFE pursuant to the Operating Agreement.

4.3. From time to time EBS shall notify Westside in writing of the particular Lease Tract as to which Westside may exercise its option to acquire an undivided share of the leasehold interest, together with copies of the Leases covering the particular Lease Tract, information of the net revenue threshold to the working interest as to such Leases, and the Land Costs for the Leases. Further, EBS shall also notify Westside of the Test Well to be drilled on such Lease Tract. Such proposal shall contain a plat showing the well location, proposed depth, the estimated commencement date, information regarding the market for all products to be sold from the related area and such other information as EBS may deem pertinent or appropriate to advise Westside of such proposed Test Well. EBS shall also provide to Westside an AFE, which shall set forth the then estimated Drilling Costs and the then-estimated Completion Costs for the proposed well. EBS shall also inform Westside of the date upon which Westside shall pay and deliver to EBS, in the event that Westside elects to purchase an undivided interest in the Lease Tract and participate in the Test Well, Westside's purchase price for its interest in the Lease Tract, and its share of the estimated Drilling Costs of the Test Well. Such date of payment shall not be earlier than (i) fifteen days after such notice from EBS, or (ii) the thirtieth day prior to the estimated date for spudding the Test Well. Such date so designated by EBS shall be referred to herein as the "Payment Date." Each such notice from EBS shall be referred to herein as an "Offer."

4.3.1. After delivery of an Offer to Westside, EBS shall promptly respond to any information requested by Westside relating to the particular Lease Tract and proposed Test Well. Westside shall have the opportunity of reviewing the files and records of EBS relating to the Lease Tract.

4.3.2. To elect to acquire an interest in the particular Lease Tract, and to participate in the proposed Test Well for the particular Lease Tract, covered by an Offer, then:

4.3.2.1. On or before the earlier of (i) thirty (30) days from its receipt of the Offer, or (ii) the Payment Date, Westside shall notify EBS in writing of its election to purchase an interest in the particular Lease Tract, which shall be deemed to include its commitment to participate, to the extend of the undivided leasehold interest Westside elects to purchase, in the proposed Test Well for such Lease Tract, and



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4.3.2.2.          On or before the Payment Date, Westside shall deliver to EBS
                  (i) the purchase price for the interest in the Lease Tract being acquired by Westside, and (ii) Westside's share of the estimated Drilling Costs for the proposed Test Well for such Lease Tract. Drilling Costs shall be requested as provided heretofore.

         Westside's failure, for any reason, to timely deliver such notice and funds shall be deemed an election by Westside not to purchase any interest in the Lease Tract covered by the particular Offer, and not to participate in the Test Well for such Lease Tract.

4.4. EBS shall have sole discretion on when to present an Offer to Westside. The parties acknowledge that the exercise of such discretion requires EBS to take into account various and numerous matters, such as, by way of example, the terms of the Leases relating to exploration and development, the exploration and drilling requirements under all other oil and gas leases owned by EBS in the prospect area, the quality and competitiveness of any offset production to the Leases and all other oil and gas leases owned by EBS in the prospect area, the availability of equipment and services, title conditions, price and marketing conditions, pipeline and infrastructure conditions, and numerous other matters, some of which may not be within the control of EBS or the Operator.

4.5. In the event EBS is unable to or does not propose a Test Well for a period of six consecutive months, for whatever reason, Westside shall have the right to propose the drilling of a Test Well, on an unpromoted basis, in order to preserve the value of any undrilled leases.





Article 5)
                                Development Wells

5.1. It is the intention of the parties at this time that from time to time Development Wells shall be drilled on the Lease Tracts after the drilling of the Test Well on the particular Lease Tracts.

5.2. Unlike the Test Wells, for each Development Well in which Westside elects to participate, Westside's share of Drilling Costs shall be in proportion to the undivided leasehold interest of Westside, and shall be determined under the Operating Agreement.



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5.3. The Operator shall notify Westside in writing of the proposal to drill a
Development Well in the manner required under the Operating Agreement, and Westside shall have the election to consent to participate in the particular Development Well in the manner required by the Operating Agreement; provided, however, as a condition to any consent to participate, Westside shall deliver to the Operator its share of the estimated Drilling Costs of the particular well on the later to occur of the following: (i) the thirtieth day prior to the estimated spud date for the particular well, or (ii) the fifteenth day following Operator's request for funds. If Westside fails to timely deliver its written notice of its election to participate in a particular proposed Development Well, as required under the Operating Agreement, or if Westside fails to timely advance its share of the estimated Drilling Costs, for a particular proposed Development Well, then it shall be deemed that Westside elected not to participate in the particular proposed well.

5.4. If Westside elects not to participate in a particular proposed Development Well, then Westside shall be deemed to have forfeited its interest in and to the Lease Tract on which such well was to be drilled, save and except to the extent of the Proration Unit for the Test Well on such Lease Tract, and save and except for each Development Well on such Lease Tract as to which Westside had theretofore, under the terms of this Agreement, timely elected to participate. In the event of such forfeiture Westside shall not be entitled to a refund for its Land Costs associated with the forfeited leasehold interest.

Article 6)
                               Operating Agreement
                                Delivery of Title

6.1. All operations conducted on each of the wells hereafter drilled on the Leases shall be subject to and governed by the terms and provisions of an Operating Agreement to be executed by EBS, Westside and the Operator on or about the time of the execution of this Agreement. In the event of any conflict between the terms and provisions of any such Operating Agreement and of this Agreement, the terms and provisions of this Agreement shall be controlling.

6.2. It is understood and agreed that the Operator shall receive all proceeds for oil and gas produced, and shall apply such proceeds to operating expenses under the Operating Agreement, and shall pay and deliver to Westside its share of such proceeds exceeding the operating expenses. In the event the expenses should exceed the production proceeds, EBS and Westside shall each promptly pay its share of such excess expenses upon receipt of invoice or in the manner provided in the Operating Agreement.

6.3. It is understood that the Operator under the Operating Agreement shall conduct all operations in a good and workmanlike manner, but it shall have no liability to Westside or EBS for losses sustained or liabilities incurred except such as may result from its gross negligence or willful misconduct.

6.4. All assignments from EBS to Westside covering the undivided interest acquired hereunder in the Leases shall be expressly subject to the terms and conditions of the Operating Agreement and this Agreement.



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6.5. Upon the successful completion of a particular well, and conditioned upon the timely payment by Westside of its share of the costs and expense for the drilling operations and completion operations of the particular well, EBS shall execute and deliver to Westside an assignment whereby EBS assigns and conveys to Westside the undivided leasehold interest in the particular Lease or Leases acquired by Westside hereunder, insofar and only insofar as the Lease or Leases cover the Proration Unit of the particular well, together with a like interest in and to the well and the personal property and equipment located on and used in connection with such well. Personal property and equipment shall be "AS IS" "WITH ALL FAULTS" AND SHALL BE WITHOUT ANY WARRANTY, EXPRESS OR IMPLIED, AS TO QUALITY OR CONDITION.

Article 7)
                            Restrictions/Limitations

7.1. During the term of the Lease Bank Fund, Westside and EBS agree not to compete with each other in acquiring oil and gas within the prospect area. During such period of time Westside and EBS agree not to acquire from any other party any oil and gas leases, mineral interests, overriding royalty interests, or other interest in the mineral estate in and to any lands lying within the prospect area, except as expressly provided herein, without the express written consent of the other party.

Article 8)
                                   Disclosures

8.1. EBS MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE ACCURACY OR COMPLETENESS OF ANY DATA, INFORMATION, OR MATERIALS (WRITTEN OR
ORAL) HERETOFORE FURNISHED WESTSIDE, OR REPRESENTATIONS HEREIN CONTAINED, IN CONNECTION WITH THE LEASES, AS TO THE TITLE TO THE LEASES OR AS TO THE QUALITY AND QUANTITY OF HYDROCARBON RESERVES ATTRIBUTABLE TO THE LEASES OR THE ABILITY OF THE LEASES TO PRODUCE HYDROCARBONS, EXCEPT THAT EBS DOES REPRESENT THAT THE MATERIALS IT HAS AND WILL DELIVER ARE AND SHALL BE TRUE COPIES OF MATERIALS OUT OF ITS FILES OR MATERIALS DELIVERED TO IT BY THIRD PARTIES, AND EBS HAS AND SHALL HAVE NO ACTUAL KNOWLEDGE OF FACTS DIFFERENT FROM THE MATERIALS DELIVERED TO WESTSIDE. ANY AND ALL SUCH DATA, INFORMATION, AND OTHER MATERIAL FURNISHED BY EBS IS PROVIDED TO WESTSIDE AS A CONVENIENCE, AND RELIANCE ON OR USE OF THE SAME SHALL BE AT WESTSIDE'S SOLE RISK.

8.2. EXCEPT AS MAY BE EXPRESSLY SET FORTH HEREIN OTHERWISE, EBS MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, NATURE, AND/OR CHARACTER, EITHER STATUTORY, EXPRESS, OR IMPLIED, WITH RESPECT TO THE LEASES, AND ALL OTHER PROPERTY RIGHTS AND INTERESTS TO BE ACQUIRED BY WESTSIDE UNDER THIS AGREEMENT. EBS HAS NOT MADE, AND EBS HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND WESTSIDE HEREBY EXPRESSLY WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE, OR OTHERWISE RELATING TO (a) THE CONDITION OF ANY WELLS WHICH MAY BE DRILLED ON THE PROSPECT LANDS, (b) THE QUALITY OF HYDROCARBON PRODUCTION FROM ANY WELLS WHICH MAY BE DRILLED ON THE PROSPECT LANDS,
         (c) THE QUALITY OR CONDITION OF ANY EQUIPMENT OR PERSONAL PROPERTY WHICH MAY BE PLACED ON OR IN THE WELLS DRILLED ON THE PROSPECT LANDS, OR PLACED IN SERVICE OF SUCH WELLS, (d) THE ENVIRONMENTAL CONDITION NOW OR HEREAFTER OF ANY OF THE LEASES, PROSPECT LANDS, AND WELLS WHICH MAY BE DRILLED ON THE LEASES AND PROSPECT LANDS. EXCEPT AS EXPRESSLY SET FORTH HEREIN, IT IS THE EXPRESS INTENTION THAT ALL INTEREST TO BE CONVEYED TO WESTSIDE UNDER THIS AGREEMENT SHALL BE CONVEYED IN ITS THEN CONDITION AND STATE OF REPAIR, "AS IS" AND "WHERE IS" AND "WITH ALL FAULTS." EBS AND WESTSIDE AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED HEREIN ARE "CONSPICUOUS" DISCLAIMERS FOR THE PURPOSES OF ANY APPLICABLE LAW, RULE, OR ORDER.

8.3. With the understanding that EBS is relying on the representations, warranties, and covenants made by the Westside herein, Westside hereby represents, warrants, and covenants to EBS that:

8.3.1. the purchase of the interests contemplated under this Agreement involves certain risks and has taken full cognizance of and understands all of the risks related to the purchase of the interests, and Westside, either alone, or together with its professional advisors, has such knowledge and experience in investing in oil and gas exploration and development projects that Westside alone, or together with Westside's professional advisors, are capable of evaluating the merits and risks of purchasing the interests.

8.3.2. Westside understands the following: (i) the risks involved in the properties and project covered by this Agreement, including the speculative nature of such matters, (ii) the financial hazards involved in conduct of exploration and development operations in search of oil or gas contemplated by this Agreement, (iii) the lack of liquidity of the interests, and (iv) the liens and other rights of the Operator in the event of non-payment by Westside of its share of operating expenses, and (v) title failures shall be joint losses the same as in the manner set forth in the Operating Agreement, and (vi) EBS and the Operator shall have no liability in connection with title losses, and Operator shall have no liability with operations conducted on the Leases, save and except in the event of gross negligence or willful misconduct.

8.4. WESTSIDE WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., TEXAS BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF ITS OWN SELECTION, WESTSIDE VOLUNTARILY CONSENTS TO THIS WAIVER.

Article 9)
                     Alternative Dispute Resolution ("ADR")

9.1. Agreement to Use Procedure. The parties have entered into this Agreement in good faith and in the belief that it is mutually advantageous to them. It is with that same spirit of cooperation that they pledge to attempt to resolve any dispute amicably without the necessity of litigation. Accordingly, they agree if any dispute arises between them relating to this Agreement (the "Dispute"), they will first utilize the procedures specified in this Section (the "Procedure") prior to any Additional Proceedings.

9.2. Initiation of Procedure. The party seeking to initiate the Procedure (the "Initiating Party") shall give written notice to the other parties, describing in general terms the nature of the Dispute, the Initiating Party's claim for relief and identifying one or more individuals with authority to settle the Dispute on such Party's behalf. The Party(s) receiving such notice (the "Responding Party," whether one or more) shall have five (5) business days within which to designate by written notice to the Initiating Party, one or more individuals with authority to settle the Dispute on such Party's behalf. The individuals so designated shall be known as the "Authorized Individuals." The Initiating Party and the Responding Party shall collectively be referred as the "Disputing Parties" or individually "Disputing Party."

9.3. Direct Negotiations. The Authorized Individuals shall be entitled to make such investigation of the Dispute as they deem appropriate, but agree to promptly, and in no event later than thirty (30) days from the date of the Initiating Party's written notice, meet to discuss resolution of the Dispute. The Authorized Individuals shall meet at such times and places and with such frequency as they may agree. If the Dispute has not been resolved within thirty
(30) days from the date of their initial meeting, the Disputing Parties shall cease direct negotiations and shall submit the Dispute to mediation in accordance with the following procedure.

9.4. Selection of Mediator. The Authorized Individuals shall have five (5) business days from the date they cease direct negotiations to submit to each other a written list of acceptable qualified attorney-mediators not affiliated with any of the Parties. Within five (5) days from the date of receipt of such list, the Authorized Individuals shall rank the mediators in numerical order of preference and exchange such rankings. If one or more names are on both lists, the highest ranking person shall be designated as the mediator. If no mediator has been selected under this procedure, the Disputing Parties agree jointly to request a State District Judge of their choosing (or if they cannot agree, the Local Administrative Judge for Dallas County) to supply within ten (10) business days a list of potential qualified attorney-mediators. Within five (5) business days of receipt of the list, the Authorized Individuals shall again rank the proposed mediators in numerical order of preference and shall simultaneously exchange such list and shall select as the mediator the individual receiving the highest combined ranking. If such mediator is not available to serve, they shall proceed to contact the mediator who was next highest in ranking until they are able to select a mediator.

9.5. Time and Place of Mediation. In consultation with the mediator selected, the Authorized Individuals shall promptly designate a mutually convenient time and place for the mediation, and unless circumstances require otherwise, such time to be not later than forty-five (45) days after selection of the mediator.

9.6. Exchange of Information. In the event any Disputing Party to this Agreement has substantial need for information in the possession of another Disputing Party to this Agreement in order to prepare for the mediation, all Disputing Parties shall attempt in good faith to agree to procedures for the expeditious exchange of such information, with the help of the mediator if required.

9.7. Summary of Views. At least seven (7) days prior to the first scheduled session of the mediation, each Disputing Party shall deliver to the mediator and to the other Disputing Parties a concise written summary of its views on the matter in Dispute, and such other matters required by the mediator. The mediator may also request that a confidential issue paper be submitted by each Disputing Party to him.

9.8. Parties to be Represented. In the mediation, each Disputing Party shall be represented by an Authorized Individual and may be represented by counsel. In addition, each Disputing Party may, with permission of the mediator, bring such additional Persons as needed to respond to questions, contribute information, and participate in the negotiations.

9.9. Conduct of Mediation. The mediator shall determine the format for the meetings, designed to assure that both the mediator and the Authorized Individuals have an opportunity to hear an oral presentation of each Disputing Party's views on the matter in dispute, and that the authorized parties attempt to negotiate a resolution of the matter in dispute, with or without the assistance of counsel or others, but with the assistance of the mediator. To this end, the mediator is authorized to conduct both joint meetings and separate private caucuses with the Disputing Parties. The mediation session shall be private. The mediator will keep confidential all information learned in private caucus with any Disputing Party unless specifically authorized by such Disputing Party to make disclosure of the information to the other Disputing Party. The Disputing Parties agree to sign a document agreeing that the mediator shall be governed by the provisions of Chapter 154 of the Tex. Civ. Prac. & Rem. Code and such other rules as the mediator shall prescribe. The Disputing Parties commit to participate in the proceedings in good faith with the intention of resolving the Dispute if at all possible.

9.10. Termination of Procedure. The Disputing Parties agree to participate in the mediation procedure to its conclusion. The mediation shall be terminated (i) by the execution of a settlement agreement by the Disputing Parties, (ii) by a declaration of the mediator that the mediation is terminated, or (iii) by a written declaration of a Disputing Party to the effect that the mediation process is terminated at the conclusion of one full day's mediation session. Even if the mediation is terminated without a resolution of the Dispute, the Disputing Parties agree not to terminate negotiations and not to commence any Additional Proceedings prior to the expiration of five (5) days following the mediation. Notwithstanding the foregoing, any Disputing Party may commence Additional Proceedings within such five (5) day period if the Dispute could be barred by an applicable statute of limitations.

Article 10)
                                  Miscellaneous

10.1. No Partnership. It is not the purpose or intention of this Agreement to create any partnership, mining partnership, or association, and neither this Agreement nor the operations hereunder shall be construed or considered as creating any such legal relationship.

10.2. Manner of Notice. All notices or demands under this Agreement shall be in writing and shall be deemed given and received according to the following criteria:

10.2.1. Personal Delivery. In the case of personal delivery, notice shall be deemed to have been given and received on the day of the actual receipt by the receiving party.

10.2.2. Overnight Courier. In the case of a nationally-recognized overnight courier service, notice shall be deemed to have been given and received on the second business day following its deposit with such courier service. No signature affirming receipt by the receiving party is required. The internal records of the courier service are to be accepted as sufficient evidence of receipt.

10.2.3. Postal Service. In the case of the U.S. Postal Service, notice shall be deemed to have been given and received on the third business day after the deposit of a postage pre-paid, certified, return receipt requested envelope containing the notice, addressed to the receiving party with the U.S. Postal Service.
1.1.1.

10.2.4. Facsimile Transmission. In the case of facsimile transmission, notice shall be deemed to have been given and received on the day of such transmission. Such facsimile transmission, to be considered effective, shall be corroborated by a copy of the facsimile confirmation showing the telephone number from which transmitted, the telephone number to which transmitted, and the date and the time of such transmission. The copy of such printout and the notice shall be mailed the day of transmission by regular U.S. Postal Service to the receiving party.

10.2.5. Addresses for Notice. All notices shall be given to the respective parties at the following addresses, until further written notice:

                  If to EBS:        3131 Turtle Creek Boulevard, Suite 1210
                                            Dallas, Texas 75219
                             Telephone 214-522-8990
                             Facsimile 214-520-1804

                  If to Westside:           4400 Post Oak Parkway, Suite 2530
                                            Houston, Texas 77027
                             Telephone: 713-979-2660
                             Facsimile: 713-979-2665

10.3. Time of the Essence. Time is of the essence with regard to the performance of the obligations of the parties under this Agreement. If the date for any such performance falls on a Saturday, Sunday, or banking holiday, the date of performance shall be extended to the next regular business weekday.

10.4. Assignment. During the period of time in which Westside is providing the Lease Bank Funds, Westside may not assign any of its rights or obligations under this Agreement without the prior written consent of EBS, which consent may not be unreasonably withheld, and EBS may not assign any of its rights or obligations under this Agreement without the prior written consent of Westside, which consent may not be unreasonably withheld. Any such assignment or conveyance, if any, will not relieve the assigning party of its obligations hereunder. Any attempted assignment in violation of the foregoing shall be null and void.

10.5. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto successors and permitted assigns.

10.6. Governing Law. This Agreement has been executed in the County of Dallas, State of Texas, and shall be governed by the laws of the State of Texas. The parties agree that venue is proper in the County of Dallas, Texas.

10.7. Gender and Number. Any term of gender used in this Agreement shall include all genders and legal entities, and the plural shall include the singular, and the singular shall include the plural, all as the context may require.
1.1.

10.8. Severability. The invalidity of any provision of this Agreement shall not affect the validity or enforceability of any other provision set forth in this Agreement.

10.9. Section Headings. The section headings contained in this Agreement are for the purpose of identification only and shall not be considered in construing this Agreement.

10.10. Attorneys' Fees and Costs. In the event of any litigation between the parties (or arbitration if the parties agree to arbitrate any dispute) concerning this Agreement and the enforcement of this Agreement, the prevailing party shall be entitled to receive payment of all its reasonable costs and expenses relative to such action, including, but not limited to, court costs and reasonable attorney's fees incurred by the prevailing party at trial and upon appeal. For the purpose of this section, the term "prevailing party" shall include a party which withdraws or dismisses a claim in return for payment allegedly due, performance of a covenant allegedly owed, or other consideration substantially satisfying the claim withdrawn or dismissed.

10.11. Brokerage. EBS and Westside each acknowledge, represent, and warrant to the other that such party has not engaged or utilized the services of any broker in connection with this transaction who shall be entitled to any commissions as a result of this Agreement or the transaction contemplated herein. Each agrees to indemnify and hold the other harmless from any claim of a commission in connection with this Agreement, and each will pay the reasonable costs and expenses of defending against the claims, including reasonable attorneys' fees, incurred because of allegations by any broker with whom the indemnifying party has dealt.

10.12. Entire Agreement; Modification of Agreement. This Agreement supersedes any and all prior understandings and agreements between the parties. This Agreement may only be modified by an agreement in writing and signed by the parties.

10.13. General Cooperation. Notwithstanding any other provision of this Agreement to the contrary, the parties agree in good faith to execute such further or additional documents and to take such other actions as may be reasonably necessary or appropriate to fully carry out the intent and purpose of the parties as set forth in this Agreement.

10.14. Negotiated Agreement. This Agreement shall not be construed more strictly against one party than against the other merely by virtue that it may have been prepared by counsel for one of the parties, it being recognized that both parties have contributed substantially and materially to the terms and preparation of this Agreement.

10.15. Counterparts. This Agreement may be executed in counterparts, which, taken together, shall constitute the agreement of the parties hereto.

10.16. Survival of Provisions. The covenants and obligations contained herein shall survive and be enforceable after all closings which occur under this agreement, and shall not be merged into any of the assignments or other documents which may be executed pursuant to the terms of this Agreement.
1.1.

10.17. No Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any breach or any other covenant, duty, agreement, or condition.

         EXECUTED this the _________ day of __________________, 2004.

                                 EBS OIL AND GAS PARTNERS
                                 PRODUCTION COMPANY, L.P.,
                                 a Texas limited partnership

                                 By: EBS Oil and Gas Partners Production GP, LLC


                                 By:
                                 -----------------------------------------------
                                 Kelly Buster, Member and Board Member



                                 WESTSIDE ENERGY CORP.


                                 By:
                                 --------------------------------------------

                                 Its:
                                 -------------------------------------------

                                   EXHIBIT "A"

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

                                                            ________ Lease Tract

                    ASSIGNMENT OF OVERRIDING ROYALTY INTEREST

STATE OF TEXAS               ss.
                                    ss.          KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF __________         ss.

                  NOW, THEREFORE, EBS Oil and Gas Partners Production Company, L.P., a Texas limited partnership, whose address is 3131 Turtle Creek Boulevard, Suite 1210, Dallas, Texas 75219 (hereinafter referred to as "Assignor") for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Assignor, does hereby CONVEY, TRANSFER, ASSIGN, AND SET OVER unto Westside Energy Corp., whose address is 4400 Post Oak Parkway, Suite 2530, Houston, Texas 77027 (hereinafter referred to as "Assignee"), as an overriding royalty interest, ___________ Percent (____%) of all of the oil, gas, and other hydrocarbons produced under and by virtue of the following-described oil and gas leases (the "Leases"):

         ===================================================
         ---------------------------------------------------

         TO HAVE AND TO HOLD the overriding royalty interest unto Assignee, and its successors and assigns, forever, subject to the following terms, limitations, and conditions:

         If the Leases cover less than the full and undivided fee simple estate in oil, gas, and minerals in the lands described therein, or any part thereof, then the overriding royalty interest herein assigned shall be proportionately reduced by the same proportion that the estate of oil, gas, and minerals leased bears to the full and undivided fee simple estate in the oil, gas, and minerals.

         Assignor reserves the right at Assignor's option, without the consent or joinder of Assignee, from time to time, and at any time, to exercise the pooling authority under the Leases, now or then. In the event of pooling, the overriding royalty interest assigned by Assignor in the Leases shall be reduced in the same proportion that the number of surface acres of the premises covered by the Lease that is included in any such pool or unit bears to the total number of surface acres of such pool or unit.

         Assignor reserves the right at Assignor's option, without the consent or joinder of Assignee, from time to time and at any time, to enter into any agreement or amendment Assignor deems fit and proper with the Lessors of the Leases, amending, supplementing, extending, or reforming any of the provisions and terms of the Leases, provided that the overriding royalty herein conveyed shall be applicable to the particular Lease or Leases as amended, supplemented, extended, or reformed.

         The overriding royalty interest assigned herein shall be calculated and paid in the same manner and subject to the same terms and conditions as the lessor's royalty under the Leases. The overriding royalty interest assigned herein shall be free and clear of all drilling, development, and operating expenses; provided, however, the overriding royalty interest reserved herein shall bear its proportionate share of (1) all severance, excise, production, or other similar taxes measured by the amount of, or value of, the production attributable to such interest, (2) oil and gas used as fuel in conducting operations on the Lease, or lands pooled therewith, (3) oil and gas used in treating production to make it merchantable, and (4) any transportation costs, if the lessor has allowed transportation costs to be deducted with regard to the lessor's royalty. Any such transportation deduction shall be calculated on the same basis as with regard to the lessor's royalty.

         Assignor shall have the right to surrender, or permit to expire, the Leases without the necessity or joinder of the holder or owner of the overriding royalty interest, and Assignor shall not be in any manner obligated to maintain, preserve, or continue in effect the Leases in any manner whatsoever, or to drill or rework any well or wells thereon or conduct any operation whatsoever thereunder.

         The conveyance herein is made without warranty of title, by, through and under Assignor, but not otherwise.

         This Assignment shall inure to the benefit of and be binding upon the successors, representatives, and assigns of the parties hereto. Regardless of actual or constructive notice on the part of Assignor, no change in the ownership of the overriding royalty interest, or change in the capacity or status of the Assignee, however resulting, shall impose any additional burden on Assignor, nor shall any change in ownership or in the status or capacity of the Assignee impair the effectiveness of payments made to the Assignee, unless Assignor shall have been furnished, sixty (60) days before such payment is made, with a certified copy of the recorded instrument or judgment evidencing such transfer ownership or change in capacity. The furnishing of such evidence shall not affect the validity of payments theretofore made by Assignor.

         IN WITNESS WHEREOF, this Assignment is executed as of as of the _________ day of __________________, 2005, but is effective as of the date of first production under the Leases.

                                           EBS OIL AND GAS PARTNERS
                                           PRODUCTION COMPANY, L.P.

                                           By:      EBS Oil and Gas Partners
                                           Production GP, LLC, General Partner


                                           By:
                                           -------------------------------------

                                           Its:
                                           ------------------------------------


STATE OF TEXAS                              ss.
                                                     ss.
COUNTY OF DALLAS                    ss.

         This instrument was acknowledged before me on this the _________ day of ________________________, 2005, by ______________________________, as
______________________________ of EBS Oil and Gas Partners Production GP, LLC, as general partner of EBS OIL AND GAS PARTNERS PRODUCTION COMPANY, L.P., a Texas limited partnership, on behalf of such limited partnership.



                                                Notary Public, State of Texas

                                   EXHIBIT "B"

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

                                                          _________ Lease Tract

                         ASSIGNMENT OF CARRIED INTEREST

STATE OF TEXAS                      ss.
                                            ss. KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF WISE                      ss.

                  THIS ASSIGNMENT AND BILL OF SALE ("Assignment") is from EBS Oil and Gas Partners Production Company, L.P., a Texas limited partnership, whose address is 3131 Turtle Creek Boulevard, Suite 1210, Dallas, Texas 75219 (hereinafter referred to as the "Assignor"), to Westside Energy Corp., whose address is 4400 Post Oak Parkway, Suite 2530, Houston, Texas 77027 (hereinafter referred to as "Assignee").

         For purposes of this Assignment the term "Lease" shall mean and refer to the following Oil, Gas and Mineral Lease covering lands in ________ County, Texas:

         ====================================================
         ----------------------------------------------------

         Assignor, for and in consideration of Ten Dollars ($10.00) and other valuable consideration, in hand paid by Assignee, the receipt and sufficiency of which are hereby acknowledged and confessed by Assignee, does hereby sell, assign, transfer, set over, and deliver unto Assignee, an undivided _____________ Percent (___%) of the leasehold interest in and to the Lease.

         The leasehold interest herein assigned and conveyed shall be free and clear of, and without obligation for, the Drilling Costs and Completion Costs for any wells which may be drilled on the Lease or on lands pooled therewith.

         The term "Drilling Costs" shall mean and refer to all of the costs and expenses of conducting drilling operations for a particular well. The term "drilling operations" shall mean and refer to (i) drilling of a well, (ii) conducting such tests to the point of setting casing as the operator of the particular well shall deem appropriate, and (iii) the plugging and abandoning of the well if no completion attempt is made.

         The term "Completion Costs" shall mean and refer to the costs and expense of conducting the completion operations for a particular well. The term "completion operations" shall mean and refer to (i) completing and testing a well, and (ii) conducting the initial frac on the well, with a fracing procedure designed and approved by the operator of the particular well, and (iii) if any such completion attempt is successful, of equipping such well for production through the tanks, in the event of an oil well, and production into the pipeline, in the event of a gas well, or (iv) if any such completion attempt is unsuccessful, the plugging and abandoning of the well and costs of restoring the surface.

         This Assignment is subject to the following:

                  (1) The terms, provisions, covenants, and royalties set forth in the Lease and a proportionate part of a ____ Percent (__%) overriding royalty interest to Westside Energy Corp. in and to the Lease [if applicable, here recite any overriding royalty interest which may have been granted for purposes of acquisition of the Lease].

                  (2) The terms and provisions of an Operating Agreement by and between Assignor, Assignee and EBS Oil and Gas Partners Operating Company, L.P. covering the Lease and/or the leasehold premises of the Lease naming EBS Oil and Gas Partners Operating Company, L.P., as operator.

         Following all Drilling Costs and Completion Costs for a particular well, Assignee shall bear the costs and expenses of further operations, in proportion to the leasehold interest herein assigned to Assignee, in the manner and as provided by the Operating Agreement. In the event of a conflict between the terms and provisions of the Operating Agreement and this Assignment, the terms of this Assignment shall control.

         TO HAVE AND TO HOLD all of the property rights and interests herein conveyed, unto Assignee, and Assignee's successors and assigns, forever, with warranty of title by, through and under Assignor, but not otherwise.

          THIS ASSIGNMENT, IN RESPECT TO THE WELLS, PERSONAL PROPERTY, MATERIALS, AND EQUIPMENT IS MADE ON AND "AS IS, WHERE IS" BASIS, WITH ALL FAULTS AS TO ITS CONDITIONS, AND ASSIGNOR EXPRESSLY DISCLAIMS ALL WARRANTIES AS TO THE CONDITION OF THE EQUIPMENT, INCLUDING, WITHOUT LIMITATIONS, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         EXECUTED this the _________ day of ___________, 2005.

                                  ASSIGNOR:

                                  EBS OIL AND GAS PARTNERS
                                  PRODUCTION COMPANY, L.P.

                                  By:      EBS Oil and Gas Partners
                                           Production GP, LLC, General Partner


                                  By:
                                  ---------------------------------------

                                  Its:
                                  --------------------------------------------


                                  ASSIGNEE:

                                  WESTSIDE ENERGY CORP.


                                  By:
                                   --------------------------------------------

                                  Its:
                                  --------------------------------------------


STATE OF TEXAS                              ss.
                                                     ss.
COUNTY OF DALLAS                    ss.

         This instrument was acknowledged before me on the _________ day of _______, 2005, by ________________________, as ________________________ of EBS
Oil and Gas Partners Production GP, LLC, as general partner of EBS OIL AND GAS PARTNERS PRODUCTION COMPANY, L.P., a Texas limited partnership, on behalf of such partnership.



                                         Notary Public, State of Texas

STATE OF __________________         ss.
                                                     ss.
COUNTY OF __________________ ss.

         This instrument was acknowledged before me on this the _________ day of ________________________, 2005, by ______________________________, as
______________________________  of WESTSIDE  ENERGY CORP.,  a ____________
corporation, on behalf of such corporation.



                                     Notary Public, State of ____________